UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2024

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 NORTH BELT LINE ROAD IRVING, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 586-0080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2024, Salem Media Group, Inc. (the “Company”) and Siena Lending Group LLC (the “Lender”) entered into a Letter Amendment and Consent (the “Amendment Letter”) amending that certain Loan and Security Agreement (the “Loan and Security Agreement”), dated as of December 26, 2023, by and among the Lender, the Company and certain subsidiaries of the Company (collectively with the Company, the “Borrowers”).

Pursuant to the Amendment Letter, the Lender and the Borrowers agreed to, among other things, increase the letter of credit limit in the Loan and Security Agreement from $1.0 million to $3.0 million, and to provide for a minimum usage threshold following the consummation of a prospective sale-leaseback transaction.

A copy of the Amendment Letter is filed with this current report on Form 8-K as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Amendment Letter is qualified in its entirety by reference to the full text of the Amendment Letter.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description

10.1	Letter Amendment and Consent dated as of January 19, 2024 among the Company and its subsidiaries and Siena Lending Group LLC, with respect to the Loan and Security Agreement, dated as of December 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: January 25, 2024	/s/ Christopher J. Henderson
Christopher J. Henderson
Executive Vice President, General Counsel and Secretary